EXHIBIT 99.1

Agreement of Joint Filing

Each of the undersigned hereby agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D, and any amendments thereto, with respect to the Common Stock, $0.01 par value per share, of Primus Telecommunications Group, Incorporated and that this Agreement may be included as an Exhibit to such filing.

Each of the undersigned represents and warrants to the others that the information about it contained in the Statement on Schedule 13D is, and in any amendment thereto will be, true, correct and complete in all material respects and in accordance with all applicable laws.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of November 7, 2007.

AIG GLOBAL SPORTS AND ENTERTAINMENT FUND, L.P.
By:	AIG GSEF, L.P.,
its general partner

By:	AIG GSEF Investments, Ltd.,
its general partner

By:	/s/David K. Yeung
Name:	David K. Yeung
Title:	Director

AIG GSEF, L.P.

By:	AIG GSEF Investments, Ltd.,
its general partner

By:	/s/ David K. Yeung
Name:	David K. Yeung
Title:	Director

AIG GSEF INVESTMENTS, LTD.

By:	/s/ David K. Yeung
Name:	David K. Yeung
Title:	Director

AIG CAPITAL PARTNERS, INC.

By:	/s/ David K. Yeung
Name:	David K. Yeung
Title:	President and Chief Executive Officer

AIG GLOBAL EMERGING MARKETS FUND, L.L.C.

By:	AIG CAPITAL PARTNERS, INC.

By:	/s/ David K. Yeung
Name:	David K. Yeung
Title:	President and Chief Executive Officer

GEM PARALLEL FUND, L.P.

By:	AIG CAPITAL PARTNERS, INC

By:	/s/ David K. Yeung
Name:	David K. Yeung
Title:	President and Chief Executive Officer

AIG GLOBAL ASSET MANAGEMENT HOLDINGS CORP.

By:	/s/ Elizabeth Tuck
Name:	Elizabeth Tuck
Title:	Secretary

AIG CAPITAL CORPORATION

By:	/s/ Kathleen E. Shannon
Name:	Kathleen E. Shannon
Title:	Secretary

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Kathleen E. Shannon
Name:	Kathleen E. Shannon
Title:	Senior Vice President and Secretary